Exhibit 10.15

Spirit Airlines, Inc.

Miramar Park of Commerce

BUSINESS LEASE

THIS LEASE, entered into this 26th day of September, 2013, between Sunbeam Development Corporation, hereinafter called the Lessor, party of the first part, and Spirit Airlines, Inc., a Delaware Corporation hereinafter called the Lessee or tenant, party of the second part:

WITNESSETH, That the said Lessor does this day Lease unto said Lessee, and said Lessee does hereby hire and take as tenant 2844 – 2854 Corporate Way, Miramar, Broward County, Florida 33025 (the “Premises”), which consists of approximately 14,625 square feet as shown on Exhibit "A" attached and which is a portion of a building (the “Building” as identified on Exhibit “A”). The Premises shall be used and occupied by the Lessee for the use described in Paragraph 38 and for no other purposes or uses whatsoever without the express written consent of Lessor, said consent not to be unreasonably withheld or delayed, for the term of one hundred and thirty three (133) months beginning the 1st day of January, 2014, and ending the 31st day of January, 2025, at and for the agreed rental payable as follows:

*****

The term “rent” under this Lease shall include the monthly sums referenced above (including applicable sales taxes), and all other sums due under this Lease, including but not limited to those described in Paragraphs 20 and 28.

Lessee hereby deposits ***** with Lessor for the following:

March 1-31, 2014 Rent:	*****
Lessee's Proportionate Share of March 1-31, 2014
Estimated Expenses (per Paragraph 28):	*****
Sales Tax:	*****
*****
Total:	*****

*****

In the event the term of this Lease begins or ends on other than the first or last day of a month, rent for such month(s) shall be prorated on a per diem basis. In the event that any monthly rental payment due hereunder is not received by Lessor by the seventh (7th) business day of any month, said payment shall bear a late charge of ***** of the monthly payment which shall be then due and payable.

All payments to be made to the Lessor on the first day of each and every month in advance without demand at the office of Sunbeam Development Corporation, 1401 79th St. Causeway in the City of Miami, Florida 33141 or at such other place and to such other person, as the Lessor may from the time to time designate in writing.

If Lessee remits payments due under this Lease via electronic transfer of funds (“ETF”) to a designated Lessor account, and any such ETF is in an amount less than what is currently owed, Lessor may reject such ETF, as set forth below. Moreover, if Lessee remits payment via ETF to a designated Lessor account after receiving a letter from Lessor demanding payment of delinquent amounts or return of possession of the premises (a “Letter”), Lessor may reject such ETF, as set forth below, if it is not for the full amount demanded in the Letter or if the ETF is not received within the timeframe for payment stated in the Letter.

If Lessor rejects an ETF, it shall provide Lessee with a written notice of rejection within five (5) business days after Lessor’s receipt of the ETF. Failure of Lessor to provide Lessee with timely notice of rejection of an ETF shall be deemed an acceptance of such ETF by Lessor. If Lessor rejects an ETF, Lessor shall redirect the funds back to Lessee’s

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

originating account (net of any wire transfer fees) without unreasonable delay. An ETF which has been properly rejected by Lessor shall be treated for all purposes as if the ETF had never been initiated.

The following express stipulations and conditions are made a part of this Lease and are hereby assented to by the Lessee:

FIRST:     Assignment & Subletting. The Lessee shall not assign this Lease, nor sub-let the Premises, or any part thereof nor use the same, or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated nor make any alterations therein, and all additions thereto, without the written consent of the Lessor, said consent not to be unreasonably withheld or delayed. Notwithstanding any assignment of this Lease, Lessee shall remain fully responsible for its obligations under this Lease. Furthermore, Lessee acknowledges that in the event it subleases or assigns all or a portion of the Premises and the associated subtenant/assignee holds over in the Premises beyond the end of the term of this Lease, Lessee shall be responsible for paying rent, Lessee’s Proportionate Share of Expenses and the holdover penalty for the entire Premises during the period of the subtenant’s/assignee’s holdover, regardless of whether the subtenant/assignee is subleasing (and/or occupying) all or only a portion of the Premises.

SECOND:     Personal Property/Leasehold Improvements. Except for the negligence or misconduct of Lessoror its, employees, agents, or contractors, all personal property placed or moved in the Premises above described shall be at the risk of the Lessee or owner thereof, and Lessor shall not be liable for any damage to said personal property, or to the Lessee arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the Building or of any other person whomsoever.

THIRD:     Compliance with Laws. That the Lessee shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said Premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said Premises during said term. Moreover, to the extent applicable, the Lessee shall comply with the registration requirements of the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, and shall provide Lessor with written proof of such compliance not less than annually.

FOURTH:     Casualty. a) In the event (i) the Premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this Lease or (ii) the Premises shall be materially adversely affected by any repairs, additions or alterations required to be performed by Lessor under the terms of this Lease, whereby the Premises shall be consequently rendered either partially or completely untenantable, then within thirty (30) days of the untenantability, Lessor shall provide written notice to Lessee stating the amount of time reasonably estimated by Lessor to complete the restoration of the Premises to the condition that existed immediately prior to the untenantability.

(b) In the event Lessor's notice states that the restoration cannot be completed within 180 days from the date of the untenantability, Lessee shall have the option to cancel this Lease by providing written notice to Lessor within ten (1 0) days of receipt of Lessor's notice.

(c) In the event that in Lessor's reasonable opinion the restoration can be completed within one-hundred and eighty (180) days from the date of the untenantability or Lessee does not terminate this Lease as described above, Lessor shall be obligated to complete the restoration.

(d) If the Premises are not rendered tenantable within Lessor's estimated timeframe, Lessee may cancel this Lease upon written notice to Lessor. In the event of such cancellation, all Rent and Additional Rent, including Lessee's Proportionate Share of Expenses shall be paid only to the date of the casualty.

(e) All Rent and Additional Rent, including Lessee's Proportionate Share of Expenses shall be abated in proportion to the square footage of the Premises rendered untenable from the date of the untenantability until the date that the Premises are rendered tenable by Lessor. Notwithstanding the foregoing, in the event fifty percent (50%} or more of the Premises Is rendered untenantable, Lessee at its option, may treat the entire Premises as untenantable, move out completely and have a complete abatement of Rent and Additional Rent; or if Lessee continues to occupy any portion of the Premises, Lessee shall pay only its Rent and Additional Rent, including Lessee's Proportionate Share of Expenses, in proportion to the portion of the Premises that Lessee actually uses from the date of the untenantability until the date that the entire Premises are rendered tenantable by Lessor.

(f) Any restoration to be performed by Lessor as described above shall be started and completed as quickly as reasonably possible.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

FIFTH:     Compliance. (a) The prompt payment of the Rent and Additional Rent for said Premises upon the dates named, and the faithful observance of the rules and regulations printed upon this Lease, and which are hereby made a part of this covenant, are the conditions upon which this Lease is made and accepted and any failure on the part of the Lessee to comply with the terms of said Lease, or any of said rules, shall at the option of the Lessor, be deemed a default of this Lease.

(b) Notwithstanding anything to the contrary contained hereinabove, Lessee shall not be deemed to be in default of this Lease for nonpayment of Rent or any Additional Rent due under the terms of the Lease unless same remains unpaid for seven (7) business days after written notice from Lessor.

(c) Lessee shall not be deemed in default under the Lease for failure to comply with any covenants, conditions, or other provisions of the Lease, other than payment of money, unless such condition is not cured within thirty (30) days after written notice, or such longer period of time if the default by its nature cannot be cured with such thirty (30) day period and provided Lessee has commenced the curative action within such thirty (30) day period and it is diligently pursuing the cure until completion.

SIXTH:     Default.     (a)    If the Lessee shall be in default under this Lease, and such default is not cured within the applicable grace period, or shall abandon or vacate said Premises before the end of the term of this Lease, or shall suffer the rent to be in arrears beyond applicable notice provisions and grace periods, the Lessor may, at its option, forthwith cancel this Lease or it may enter said Premises as the agent of the Lessee, by force or otherwise (all in accordance with local law), and relet the Premises as the agent of the Lessee, at such price and upon such terms and for such duration of time as the Lessor may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Lessor over and above the expenses to Lessor in such re-letting, the said Lessee shall pay any deficiency, and if more than the full rental is realized Lessor will pay over to said Lessee the excess of rent net of all costs associated with releasing the Premises. In the alternative, Lessor may elect to declare the entire rent for the balance of the Lease Term, or any part thereof, due and payable forthwith, and to bring an action for the recovery thereof. For purposes of this Lease, the term “abandon” shall be defined to mean the failure by Lessee, (i) to keep the Premises properly lit, air conditioned, dehumidified, and secured for a period of more than five (5) calendar days, and/or (ii) to properly maintain the electrical and interior plumbing systems and promptly notify Lessor of roof leaks, and/or (iii) to provide Lessor access to Premises when reasonably requested to allow inspections to insure proper functioning of the Building including but not limited to the roof, plumbing, sewer, electrical, and other systems.

(b)    To the extent permitted by applicable law, Lessor and Lessee hereby mutually waive any and all rights which either may have to request a jury trial in any action, proceeding or counterclaim arising out of this lease or lessee’s occupancy of or right to occupy the premises. This waiver is made freely and voluntarily, without duress and only after each of the parties hereto have had the benefit of advice from legal counsel on this subject.

(c)    Lessee further agrees that in the event Lessor commences any summary proceeding for non-payment of rent or possession of the Premises, Lessee will not interpose and hereby waives all right to interpose any counterclaim of whatever nature in any such proceeding. Lessee further waives any right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to the summary proceeding.

(d)    Any suit, claim, and/or proceeding regarding the Premises or the rights, duties, and obligations set forth in this Lease, shall be brought exclusively in the appropriate court of law situated in Broward County Florida.

SEVENTH:     Attorney's Fees and Expenses. In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease, Lessee agrees to pay Lessor’s reasonable attorneys' fees and costs incurred by it in connection with the administration, collection and enforcement of this Lease and of Lessee's obligations hereunder. If there is any legal action or proceeding between or involving Lessor and Lessee (including a bankruptcy or similar proceeding of Lessee) to enforce any provision of this Lease or to protect or establish any right or remedy of either Lessor or Lessee hereunder, the prevailing party shall be reimbursed for reasonable attorneys' fees and expenses, including fees and expenses relating to appellate litigation, incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees will be determined by the court handling the proceeding and will be included in and as a part of such judgment. Lessor shall be entitled to reimbursement of its reasonable attorney's fees and costs in connection with any bankruptcy or similar proceeding involving Lessee regardless of whether Lessor is a prevailing party, including, without limitation attorneys' fees and costs related to monitoring the bankruptcy proceeding and any related proceedings or appeals, any

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

contested matters relating to assumption, rejection, and/or assignment of the Lease, and proceedings relating to relief from the automatic stay.

EIGHTH:     Lessee’s Obligations to Pay Utilities. The Lessee agrees that it will pay all charges for gas, electricity, illumination and other utilities (“Utilities”) used on said Premises, and should said charges for Utilities herein provided for at any time remain due and unpaid for the space of thirty days after the same shall have become due, the Lessor may at its option consider the said Lessee tenant at sufferance and immediately re-enter upon said Premises and the entire rent for the rental period then next ensuing shall at once be due and payable and may forthwith be collected by distress or otherwise. In addition, it shall be considered a default of this Lease in the event a lien is placed against the Building or premises as the result of the work performed by Lessee or Lessee’s contractors, subcontractors or agents and such lien is not released within thirty (30) days of Lessee receiving notice of such lien.

NINTH:     Lessor’s Lien. The said Lessee hereby pledges and assigns to the Lessor all the furniture, fixtures, goods, and chattels of said Lessee, which shall or may be brought or put on said Premises as security for the payment of the rent herein reserved, and the Lessee agrees that the said lien may be enforced by distress foreclosure or otherwise at the election of the said Lessor, and does hereby agree to pay attorney's fees of ten percent of the amount so collected or found to be due, together with all costs and charges therefore incurred or paid by Lessor.

TENTH: <INTENTIONALLY DELETED>

ELEVENTH: Lessor’s Right of Entry. The Lessor, or any of its agents, shall have the right to enter said Premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said Building, or to exhibit said Premises, and to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within thirty (30) days before the expiration of this Lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this Lease, or to the rules and regulations of the Building. Lessor shall give Lessee reasonable advance notice of its intent to enter and inspect the Premises except in the case of an emergency and Lessor shall utilize its good faith efforts to minimize interference with the conduct of Lessee's business on the Premises. Lessor shall not enter any FAA restricted areas of the Premises, except as allowed in accordance with FAA regulations.

TWELFTH:     Condition of Premises. (a) Subject to Paragraph 36, Lessee hereby accepts the Premises in the condition they are in at the beginning of this Lease and as shown on Exhibit “A” and agrees to maintain said Premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this Lease, and to make good to said Lessor immediately upon demand, any damage to water apparatus, or electric lights, or any fixtures, appliances or appurtenances of said Premises, or of the Building, not caused by any act or neglect of Lessor, or reimburse Lessor for the reasonable costs of any such repair or damage.

(b) Lessee shall give written notice to Lessor not less than thirty (30) days prior to the end of the term of this Lease for the express purpose of arranging a meeting with Lessor for a joint inspection of the Premises. At such meeting, Lessee and Lessor shall make a list of all repairs that are required to be made by Lessee. In the event (i) Lessee does not provide such written notice or make itself available for the joint inspection, (ii) Lessee does not make the repairs noted at the joint inspection prior to the end of the term of this Lease or (iii) Lessee (its subtenants, assignees, agents, contractors or invitees) causes or permits to occur any further damage the Premises between the time of the joint inspection and the end of the term of this Lease, then Lessor shall have the right to obtain prices for the required repairs and submit a bill for same to Lessee for immediate payment by Lessee pursuant to this Paragraph 12(c). The prices for the required repairs obtained by Lessor shall be deemed conclusively correct for the purpose of determining the cost to make the repairs.

(c) As power interruption can cause damage to the EXIT and EMERGENCY lights and other portions of the Premises, Lessee shall continuously maintain electrical service to the Premises until the expiration of the Lease term. In addition, Lessee shall provide Lessor with written notice a minimum of five (5) business days prior to disconnecting power so Lessor will have adequate time to put the service in Lessor’s name. In the event Lessee fails to maintain electrical service or provide notice to Lessor as described above, Lessee shall reimburse Lessor for the cost of repairing any damage caused by the resulting power interruption.

THIRTEENTH: Waiver and Indemnification. (a) Except for the negligence or intentional misconduct of Lessor or any person or persons in the employ or under the control of the Lessor, it is expressly agreed and understood by and between the parties to this Lease, that the Lessor shall not be liable for any damage or injury by water, which may be sustained by the said tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or agents, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said Building.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

(b) Except for Lessor's negligence or intentional acts and except as may be specifically provided elsewhere in this Lease, Lessor shall not be liable for any damage or injury to any person or property whether it be to the person or property of the Lessee, its employees, agents, invitees, licensees or guests by reason of Lessee's occupancy of the Premises or because of fire, flood, windstorm, water, acts of God or third parties or for any other reason beyond the control of Lessor.

FOURTEENTH:     Bankruptcy. It shall be a default hereunder if the Lessee shall become insolvent, files or has filed against it a bankruptcy petition or otherwise becomes a debtor under the bankruptcy or insolvency law of any jurisdiction, makes an assignment for the benefit of creditors, or has a receiver appointed before the end of said term, and the Lessor is hereby irrevocably authorized at its option, to forthwith cancel this Lease or exercise any other rights or remedies provided hereunder or under applicable law. Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without effecting Lessor's rights as contained in this Lease, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above described Premises by virtue of this Lease.

FIFTEENTH:     <INTENTIONALLY DELETED>

SIXTEENTH:     Binding Effect. This Lease shall bind the Lessee and its assigns or successors, and the heirs, assigns, administrators, legal representatives, executors or successors as the case may be, of the Lessee.

SEVENTEENTH: Time is of the Essence. It is understood and agreed between the parties hereto that time is of the essence of this Lease and this applies to all terms and conditions contained herein.

EIGHTEENTH:    Notice. All notices shall be deemed to have been duly given upon receipt of written notice via certified mail, return receipt requested, on the date of delivery or the date delivery is refused. Notices to Lessee shall be sent to the Premises with a copy to:
Spirit Airlines, Inc.
Attn: Corporate Real Estate
2800 Executive Way
Miramar, FL 33025

With a copy to:    Spirit Airlines, Inc.
Attn: Legal Department
2800 Executive Way
Miramar, FL 33025

Notices to Lessor shall be sent to the office of Lessor as defined in Witnesseth Paragraph of this Lease.

NINETEENTH:    Cumulative Rights & No Forfeiture. The rights of the Lessor under the foregoing shall be cumulative, and failure on the part of the Lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

TWENTIETH:     Charges. It is further understood and agreed between the parties hereto that any charges against the Lessee by the Lessor for services or for work done on the Premises by order of the Lessee, to comply with applicable law as set forth in Paragraph Third, or otherwise accruing under this Lease shall be considered as rent due and shall be included in any lien for rent due and unpaid.

TWENTY-FIRST: Signage.     (a) It is hereby understood and agreed that any signs or advertising to be used, including awnings, in connection with the Premises leased hereunder shall be first submitted to the Lessor for written approval before installation of same.

(b) Lessee may install an eighteen inch (18") high by four-foot (4') wide sign on the glass panel over its front door. Said sign shall be white vinyl and surface-applied and shall be subject to Lessor's reasonable written approval. The defined copy area is attached as Exhibit "D-1".

(c) Lessee shall also be given the opportunity to have shared signage on a monument sign existing and located to the west of the Building. Lessee's portion of the sign shall be installed by Lessor. The copy and graphics shall be in Lessee's corporate colors. A conceptual example of such signage is attached as Exhibit "D-2". Lessee shall reimburse Lessor for the actual cost for such signage at the time the parties mutually approve same.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

TWENTY-SECOND:    Lessee’s Insurance. All personal property placed or moved in the Premises and tenant improvements to the Premises shall be at the risk of Lessee or the owner thereof, and Lessor shall not be liable to Lessee for damages to same unless caused by or due to negligence of Lessor, Lessor's agents or employees. Lessee agrees to obtain liability insurance containing a single limit of not less than ***** for both property (including but not limited to fire hazard) and bodily injury, at its own cost, with no self-insurance retention or deductible. Lessee consents to provide Lessor with a Certificate of Insurance, as above described, naming Lessor as additional insured and favoring the Lessor with a thirty (30) day notice of cancellation via endorsement.

TWENTY-THIRD:     (a) Lessee’s Repairs. Except as described below, Lessee is responsible for the maintenance and repair of the Premises, including but not limited to all doors, plumbing, mechanical and electrical systems and any items which the Lessee installs or has others install. If Lessee or any agent, employee, invitee or contractor of Lessee damages any portion of the Building or Premises, including but not limited to the roof and exterior windows, the requisite repair shall be done at Lessee's sole cost. Moreover, any damage caused by Lessee, or any agent, employee, invitee or contractor of Lessee, to the roof or to the Building exterior shall be repaired by Lessor at Lessee’s sole expense. In addition, Lessee shall be solely responsible for keeping the Premises secure at all times. Said responsibility to secure the Premises shall require Lessee to board up any broken windows and doors. Lessee shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Lessor, for servicing all heating and air conditioning systems and equipment serving the Premises. Such contract must become effective within thirty (30) days of the commencement of the term of this Lease.

(b) Storm Shutters. Lessor shall supply Lessee with access to storm shutters and associated hardware ("Shutters") that comply with applicable codes. Said storm shutters and associated hardware shall be stored by Lessee within the Premises and shall remain in the Premises as the property of Lessor at the expiration or earlier termination of this Lease. Lessee, at its option, may install the shutters upon issuance of a "Hurricane Watch". In the event Lessee installs the shutters, Lessee shall remove the shutters from the Building and return said shutters to the storage area designated by Lessor within five (5) business days after the Hurricane Watch is lifted. Lessee shall perform the work described above and shall repair any damage to the Building and/or shutters caused while performing such work at its sole cost and expense. Neither Lessor nor Lessee shall have any obligation under this Lease to install the shutters unless Lessor or Lessee is required to do so by code, in which case all such work shall be Lessee’s sole responsibility.
(c) HVAC. *****

TWENTY-FOURTH:     Broker. Lessee represents and warrants that Studley, Inc. (“Lessee’s Broker”) is the only broker that Lessee has worked with in connection with this Lease. Any commission which is now or in the future may be due and payable to Lessee’s Broker with regard to this Lease shall be paid by Lessor in accordance with a separate agreement between Lessor and Lessee’s Broker. Lessor agrees to indemnify and hold Lessee harmless from any and all liability for the payment of such commission and any other commission claimed by a broker as a result of the actions of Lessor. Lessee agrees to indemnify and hold Lessor harmless from any and all liability for the payment of any commission claimed by a broker other than Lessee’s Broker as a result of the actions of Lessee.

TWENTY-FIFTH: Lessor’s Maintenance. Lessor agrees to provide water and sewer service to the Building and Premises, maintain the roof, fire sprinkler system, landscaping, irrigation system, the exterior of the Building, exterior lighting, exterior loading areas, parking areas, sidewalks and driveways, electric and plumbing systems that are outside of the Premises and not part of another lessee’s premises and to keep the common areas reasonably clean of debris and to provide proper supervision and security of such areas as necessary. In addition, Lessor agrees to replace broken exterior windows and maintain the Building’s exterior caulking as may be necessary to maintain water tightness. Lessee agrees to pay as additional rent Lessee's Proportionate Share of such costs, which costs include a management fee of five percent (5%) of the total rent and Expenses (as such term is described in Paragraph 28 below) due from lessees of the Building. "Lessee's Proportionate Share" shall be *****. Notwithstanding, Lessee and Lessor hereby agree that Lessor’s maintenance obligations exclude any interior lighting and interior loading areas.

TWENTY-SIXTH:     Real Estate Taxes & Lessor’s Insurance. Lessor shall pay all taxes, assessments and levies charged or assessed by any governmental authority, (hereinafter collectively referred to as Taxes) upon its property in the Building and Lessee's Premises and land, Buildings or Premises in or upon which the Premises are located, and shall cause all-risk insurance to be maintained thereon in amounts not to exceed the full replacement cost of the improvements constituting the Building from time to time. Lessee agrees to pay as additional rent, without relief from valuation or appraisement laws, Lessee's Proportionate Share of any such taxes, of any premiums payable in respect of such insurance coverage, and of any premiums payable in respect of public liability insurance and rental insurance maintained by or for the Lessor in respect of the land and the Building.

TWENTY-SEVENTH:    Declaration of Protective Covenants and Restrictions. Lessee recognizes that the Premises are subject to that certain Declaration of Protective Covenants and Restrictions for Miramar Park of Commerce

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

and all amendments thereto. Under the Declaration, Sunbeam Properties, Inc. currently enforces the Declaration and operates and maintains the Common Area referred to therein. The Lessee agrees to pay as additional rent, on behalf of Lessor, Lessee's Proportionate Share of any and all maintenance or other assessments imposed by Sunbeam Properties, Inc. (or its successor) on the Lessor as owner of the Building as provided in the Declaration.

TWENTY-EIGHTH:     Lessee's Proportionate Share of Expenses. Lessee shall pay ***** per month plus applicable sales tax as an estimate of Lessee's Proportionate Share of the expenses (the “Expenses”) described in Paragraphs 25, 26 AND 27. Said payment is hereby deemed to be additional rent and is in addition to all other sums to be paid by Lessee including but not limited to the schedule of rental payments described in the Witnesseth Paragraph on page 1 of this Lease. On an annual basis, Lessor shall notify Lessee what the actual expenses were over the previous calendar year and within thirty (30) days of such notice, Lessee shall pay as additional rent (or receive a reimbursement) for the difference, if any, plus applicable sales tax, between what Lessee paid as an estimate and the actual expenses. Lessee's share for a partial calendar year at the beginning or end of the term of this Lease shall be prorated on a per diem basis. In the event that Lessor adjusts its estimate of the expenses described in Paragraphs 25, 26 and 27 to more accurately reflect the actual expenses incurred, Lessee's monthly estimated payment of its Proportionate Share of such expenses shall be appropriately adjusted.

(b) *****

(c) *****

(d) Lessee's Proportionate Share of the Expenses described in Paragraph 25 shall exclude the following:

i.
Repairs or other work occasioned by fire, windstorm or other casualty of any nature or by the exercise of the right of eminent domain. Notwithstanding, uninsured repairs and replacements to landscaping and irrigation required due to fire, windstorm or other casualty shall be included in Lessee’s Proportionate Share of Expenses.

ii.
Leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with (i) leasing negotiations, or (ii) with respect to disputes, settlements, compromises, collection actions or litigation with other tenants, concessionaires, occupants, prospective tenants, or mortgages or with vendors, agents, independent contractors and others, unless such settlements or other expenses relate to work done at the common area of the Complex and is otherwise not an excluded expense pursuant to this Paragraph 28(f).

iii.	Renovating or otherwise improving or decorating, painting or redecorating interior space for tenants, concessionaires and other occupants of the Complex.

iv.	Lessor's costs of electricity and other services and materials furnished to other tenants of the Complex.

v.
Costs incurred by Lessor for construction, alteration. or remodeling of the Building, the Complex, or the Common Area or any costs in accordance with sound accounting principles consistently applied considered to be capital improvements or replacements, unless such capital improvements or replacements are done to lower operating costs, in which event such capital cost shall be amortized over the longest period allowed by Generally Accepted Accounting Principles (GAAP) to the extent of such savings.

vi.	Depreciation or amortization, bad debts, or reserves of any kind, including replacement reserves and reserves for bad debts or lost rent.

vii.
Interest, penalties, principal payments, late fees, default interest. and other costs and expenses with respect to debt or amortization payments on any mortgages on any part of the Building, and/or the Complex, rental under any ground lease or underlying leases, or payments in the nature of a return on or of equity of any kind.

viii.	Costs incurred due to a violation by Lessor or any tenant of the terms and conditions of any lease.

ix.	Fines, penalties and any other costs incurred due to any violation by Lessor or any tenant, of any governmental code, regulation, and/or rule, and/or the terms of a lease.

x.	Fees and costs paid to subsidiaries or affiliates of Lessor for services on or to the Building or the Complex in excess of market rates.

xi.
Lessor's general, corporate overhead, general administrative expenses, travel and entertaining, and administrative expenses not specifically incurred in the operation of the Building or Complex; any compensation paid to clerks, tenants or other persons in commercial concessions operated by Landlord. xii. Wages, salaries and other compensation (including employee benefits) of all personnel, to the extent that they are involved in leasing space in the Complex and of all management personnel who are above the grade of general manager, and of their respective

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

staff members to the extent that they are involved in activities other than the management, maintenance, operations and security.

xiii.	Rentals and other related expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature.

xiv.	All items and services for which any occupant or tenant of the Complex directly reimburses Lessor.

xvi.	Charitable-type and political contributions of Lessor.

xvii.	Cost and maintenance of paintings, sculptures or other art work leased and/or purchased for display in the Building or on the Complex.

xviii.	Cost of office space occupied by Lessor, its agents, employees or independent contractors for leasing or for other purposes other than property management activities.

xix.	Any other expense which under sound accounting principles consistently applied, would not be considered as reasonable management, security, maintenance or other operating expense.

xx.	Any concessions including but not limited to rent abatement, construction of improvements or other use granted by Lessor in favor of any occupant or tenant of the Complex.

xxi.
Any legal, accounting or other professional fees incurred by Lessor in connection with any mortgage indebtedness or underlying lease transactions including disputes between any persons holding such mortgage indebtedness or lease(s), refinancing costs, income or corporate taxes, capital gains taxes, inheritance taxes, taxes on rents or gross receipts (other than sales or use taxes), penalties and/or interest on late payments, consulting fees and personnel costs relating to capital expenditures, market study fees and costs, appraisals, structural repairs and replacements and any other fees, costs and expenses which are not applicable to the repair, replacement, maintenance, operation and/or security of the Complex.

xxii.	The cost of any capital repairs, alterations, additions, changes, replacements and other capital cost items required by any law or governmental regulation imposed after the date of this Lease.

(e) Lessee shall have a right to audit Lessor's books and records with respect to Lessee's Proportionate Share of Expenses. If a discrepancy of more than ***** is discovered by Lessee, Lessor shall pay to Lessee the reasonable costs for the audit. The discrepancy, if any, shall be paid by Lessee to Lessor (or Lessor to Lessee as appropriate) within thirty days of completion of the audit.

TWENTY-NINTH:    Condemnation.     (a) If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose of which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking shall occur.

(b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the Subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances and Lessor shall undertake to restore the Premises to a condition suitable for the Lessee's use, as near to the condition thereof immediately prior to such taking as is a reasonably feasible under all the circumstances.

(c) In the event of any such taking or private purchase in lieu thereof, Lessor and Lessee shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interest in any condemnation proceedings; provided that Lessee shall not be entitled to receive any award for Lessee's loss of its Leasehold interest, the right to such award being hereby assigned by Lessee to Lessor.

THIRTIETH:     Holdover. Should Lessee hold over and remain in possession of the Premises at the expiration of any term hereby created, Lessee shall, by virtue of this paragraph, become a Lessee by the month at ***** the Rent per month of the last monthly installment of Rent above provided to be paid, which said monthly tenancy shall be subject to all the conditions and covenants of this Lease as though the same had been a monthly tenancy instead of a tenancy as provided herein, and Lessee shall give to Lessor at least thirty (30) days' written notice of any intention to remove from the Premises, and shall be entitled to thirty (30) days' notice from Lessor in the event Lessor desires possession of the Premises; provided, however, that said Lessee by the month shall not be entitled to thirty (30) days' notice in the event the said Rent is not paid in advance without demand, the usual thirty (30) days' written notice being hereby expressly waived. Notwithstanding anything to the contrary contained in this Paragraph 30, Lessee has the right to holdover at the holdover rental rate described above for up to six (6) months following the expiration of the then current term.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

THIRTY-FIRST:     <INTENTIONALLY DELETED>

THIRTY-SECOND:     Parking.         (a) Overall Parking: Lessee shall be entitled to the use of a total of sixty-eight (68) parking spaces on an unassigned, non-reserved basis around the building in which the Premises are located. From time to time Lessor may designate other areas in close proximity to said building that are available for Lessee’s parking. All parking spaces may only be used for parking cars, trucks and vans. The parking of all other type of vehicles will require Lessor’s prior written consent. Some of this parking may be provided by Lessor in the designated truck yard (the “Truckyard” outlined on Exhibit “A”) and adjacent areas. Lessee shall at no time, without Lessor’s prior written consent, cause more than said number of parking spaces to be occupied at any one time by its owners, contractors, employees or invitees.

(b) Truck Parking: Notwithstanding anything to the contrary contained hereinabove, Lessee must cause all trucks, trailers, truck cabs and any vehicles longer than sixteen feet (16’-0”) in length belonging to, picking up from or delivering to, or in any way servicing Lessee, (hereinafter collectively referred to as “Trucks”) to be parked directly behind the Premises in the Truckyard. Unless Lessee makes arrangements with other lessee(s) of the Building, Lessee shall not permit any Trucks to park behind any other premises. In addition, Lessee shall conduct all of its loading and unloading operations in the Truckyard and in a manner so as not to interfere with the operations of other lessees.

THIRTY-THIRD:     Hazardous Materials Standard. Lessee, its successors and assigns shall comply with the Hazardous Materials Standard for the Miramar Park of Commerce attached hereto as Exhibit "B".

THIRTY-FOURTH:     Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information may be obtained from your county public health unit.

THIRTY-FIFTH:     Force Majeure. In any case, where either party hereto is required to do any act, except the payment of rent or other money, the term for the performance thereof shall be extended by a period equal to any delay caused by or resulting from acts of God, the elements, weather, war, civil commotion, fire or other casualty, strikes, lockouts, labor disturbances, inability to procure labor or materials, failure of power, government regulations or other causes beyond such party's reasonable control, whether such time be designated by a fixed date, a fixed time or a "reasonable time". Notwithstanding the foregoing, in the event Lessor is restoring the Premises due to damage caused by casualty (as described in Paragraph 4), the timeframes for any additional delay described in this Paragraph 35 shall not apply except if the delay is due to another casualty.

THIRTY-SIXTH:    (a) Lessor’s Improvements. Lessor agrees to “broom-sweep” the Premises. In addition, Lessor shall deliver said Premises with all existing systems and equipment in working order and all other portions of the Premises in their existing condition, all of which shall be conclusively presumed unless noted otherwise in writing by Lessee to Lessor within fifteen (15) days after lease commencement at which point Lessee accepts the Premises in “as-is” condition. Notwithstanding, Lessor makes no representation as to the condition of any voice and data lines or security system equipment that may or may not be present in the Premises and is not responsible for providing same in working order. Lessee accepts any voice and data lines or security system equipment in “as-is”, “where-is” condition. Lessee further agrees if any renovations, changes or improvements other than the above-referenced improvements are necessary to accommodate Lessee's use, it shall be Lessee’s sole responsibility to effect such improvements at Lessee’s sole cost and expense. Moreover, Lessee acknowledges and agrees that Lessor makes no representations or warranties with respect to the suitability of the Premises for Lessee’s particular use, except that to the best of Lessor’s knowledge, Lessee’s intended use, as set forth in this Lease, is permitted in the Premises. A copy of the current Certificate of Occupancy for the Premises is attached as Exhibit “E”. Lessee also acknowledges that Lessor has made and shall be making no improvements within the Premises which are intended to accommodate rack storage or the use, handling, storage, distribution or transportation of hazardous materials which may be brought in, on, or around the Premises by Lessee, or its employees, agents, invitees, licensees or guests.

(b) Notwithstanding the foregoing, the parties acknowledge that as of the execution date of this Lease, the Premises is occupied by another lessee (Doctor Diabetic Supply), and contains furniture, fixtures, inventory and other items of personal property belonging to said lessee. Such furniture, fixtures, inventory and other items of personal property are subject to being removed by said lessee and may or may not be in place upon the commencement of this Lease. Exhibit “F” is attached hereto and provides a partial list of items that are subject to removal.

THIRTY-SEVENTH:     Alterations. Lessee shall not make any alterations without the prior written consent of Lessor, said consent not to be unreasonably withheld or delayed. All alterations, additions, fixtures, improvements,

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

and partitions erected by Lessee shall be and remain the property of lessee during the term of this Lease and shall become the property of Lessor as of the date of termination of this Lease, or upon earlier vacating of the Premises, and title shall pass to Lessor under this Lease as by a bill of sale. Provided Lessee is not in default or otherwise indebted to Lessor, all movable office furniture, shelves, bins, equipment and trade fixtures installed by Lessee may be removed by the Lessee prior to the termination of this Lease, if the Lessee so elects, and shall be removed by the date of termination of the Lease or upon earlier vacating of the Premises if required by Lessor. For purposes of this Paragraph, the term “equipment and trade fixtures” shall not include HVAC, electrical, or plumbing components (including, but not limited to, air conditioning systems or electrical transformers, panels and transfer switches) or any other similar items, which would generally be installed in or affixed permanently to the Premises or Building. Upon any such removal Lessee shall restore the Premises to its original condition, ordinary wear and tear excepted. All such removals and restorations shall be accomplished in a good workman like manner so as not to damage the primary structure, roof or structural qualities of the building and other improvements within which the Premises are situated. In no event shall Lessor be required to (i) compensate Lessee for alterations, additions, improvements or partitions erected by Lessee on or within the Premises, or (ii) compensate Lessee for shelves, bins, equipment and trade fixtures installed by Lessee on or within the Premises and which are not removed by Lessee at Lease termination or early vacation or the Premises by Lessee. Prior to commencing any work or installing any equipment in excess of ***** in, on or about the Premises, Building or Property, Lessee shall:

(1)	Notice of Commencement. File a Notice of Commencement with Broward County and provide Lessor with a copy of same;

(2)
Subcontracts. Enter into a contract with its contractor and/or other persons who will do the work and install the equipment referred to, which contract will provide, among other things, that said work shall be done and equipment installed in a good workmanlike manner in accordance with the plans and specifications previously approved and consents, authorizations, and licenses previously obtained and which contract shall provide that the contractor, subcontractor, or other person referred to above will look solely to Lessee for payment and will hold Lessor and the premises free from all liens and claims of all persons furnishing labor or materials therefor, and will also provide that similar waivers of the rights to file liens shall be obtained from any and all said contractors or materialmen. A copy of said contract, together with a duly executed waiver of the right to file liens executed by the contractor, subcontractor, or other persons referred above, shall be furnished to Lessor as a condition of Lessor approving such alterations or installations.

(3)
Indemnification. Indemnify and save Lessor harmless against any and all bills for labor performed and equipment, fixture, and materials furnished to Lessee in connection with said work as aforesaid and against any and all liens, bills or claims therefore or against the premises and from and against all loss, damages, costs, expenses, suits, claims, and demands related to such work.

(4)
Insurance. Lessee and/or all contractors which Lessee employs shall procure and maintain at Lessee's and/or Lessee's contractors' own cost and expense insurance against claims under Workman Compensation Acts with limits of ***** for Employers Liability Insurance.

(5)
Inspections. Lessor shall have the right to place its supervisory personnel or representatives on the job during the course of construction, at Lessor's expense, for the purpose of making inspections and insuring that Lessee and Lessee's contractors, suppliers, and materialman comply with these conditions.

(6)
Impact Fees. In the event Lessee’s alterations to the Premises cause the City of Miramar to assess impact fees, Lessee shall be solely responsible for paying same. (In particular, Lessee acknowledges that the addition of plumbing fixtures may result in water and sewer impact fees being assessed by the City and that such fees shall be Lessee’s sole responsibility to pay.

THIRTY-EIGHTH: Use and Exclusives.     Lessee’s use of the space shall be for general office purposes and employee training which includes, but is not limited to, the use of conference and computer facilities, employee kitchen and related facilities, and other legally permitted use consistent with the characteristics of a first-class office building in Broward County which does not conflict with the exclusive uses granted to other lessees and owners at Miramar Park of Commerce and listed in Exhibit “G” attached.

THIRTY-NINTH: Waiver of Subrogation. Lessor and Lessee hereby release the other for and from all liability for loss or damage to the Premises, Lessee's property and to any and all property of any kind owned by or in the custody, care, or control of either Lessor or Lessee caused by and of the perils or risks which can be insured by Lessor or Lessee under a fire and extended coverage insurance policy and endorsements, notwithstanding the fact that such loss or damage is caused or contributed to by any act or omission of Lessor, Lessee, their agents, servants, employees, or

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

visitors, and whether or not such property of Lessor and Lessee shall be actually insured, provided that either party shall continue to be liable for any loss occasioned by Lessee's failure to obtain insurance.

FORTIETH: Current Tenant.    Notwithstanding anything to the contrary contained herein, Lessee and Lessor acknowledge that a portion of the Premises is currently occupied by Doctor Diabetic Supply (“Current Tenant”). If Current Tenant fails to vacate same by January 1, 2014, thereby delaying the date that Lessor is able to deliver occupancy of the Premises to Lessee, Lessee and Lessor agree to make the appropriate adjustments to the dates and rental schedule described in this Lease. Such adjustments shall be verified in writing, however, the term of the Lease shall end on January 31, 2025.

FORTY-FIRST: Cross-Default. Lessee and Lessor acknowledge that Lessee has a separate lease agreement with Lessor for property located at 2800 – 2888 Executive Way, Miramar, Florida dated June 18, 1999 (“MPC-16 Lease”)and if Lessee is in default of any of its monetary obligations under this Lease or the MPC-16 Lease, or is in default of any material non-monetary obligation under this Lease or the MPC-16 Lease any such default in one lease shall be deemed a default of both leases.

<signature page follows>

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purpose herein expressed, the day and year above written.

Signed, sealed and delivered in the presence of:

LESSOR: Sunbeam Development Corporation

/s/ Clara Pink        By: /s/ Andrew L. Ansin
Witness Sign Name         Andrew L. Ansin, Vice President

Clara Pink        9/26/13
Witness Print Name        Date

/s/ Yvette Garcia
Witness Sign Name

Yvette Garcia
Witness Print Name

LESSEE: Spirit Airlines, Inc.

/s/ Antony Tam        By: /s/ Charles A. Rue
Witness Sign Name         Sign

Antony Tam         Charles A. Rue
Witness Print Name        Print

/s/ C.W. Sandifer        VP Supply Chain
Witness Sign Name        Title

C.W. Sandifer        9/18/13
Witness Print Name        Date

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

Exhibit “A”

Page 1: Parcel Plan of Miramar Park of Commerce identifying the location of the Building & Premises

■ = The "Building"
■ = The "Premises"

MIRAMAR PARK OF COMMERCE

PARCELIZATION PLAN

MIRAMAR, FLORIDA

SUNBEAM PROPERTIES, INC.
SUNBEAM DEVELOPMENT CORPORATION

MARCH 2012

N
MIRAMAR BOULEVARD
Lake Campbell
Future Residential Parcel D 15 acres
Parcel A 8.58 acres
Parcel B 28.41 acres
Lake
Parcel C 88.26 acres
MPC Phase VI
MPC - 17
MPC - 13
MPC 11
North Commerce Parkway
MPC 16
Executive Way
Memorial Hospital
Corporate Way
MPC - 15
MPC - 12
American Express
Commerce Parkway
MPC 14
MPC 24
MPC 19
Tropical Credit Union
Memorial Hospital
Parcel D 9.23 acres
PALM AVENUE
MIRAMAR PARKWAY
Parcel E 3.94 acres
BB&T
Parcel M 1.78 acres
Parcel D2 1.83 acres
MPC - 9
MPC 4
American Express
Avaya
MPC 26
Parcel D1 6.13 acres
MPC 22
MPC 5
MPC 6
Enterprise Way
Executive Way
Gannett Satellite Information Network, Inc.
MPC 8
Marks Way
U.S.A. Today Way
MPC 2
MPC 1
MAK
Lake
Parcel D 5.7 acres
Hampton Inn
Enterprise Way
FedEx
Univita
J.C. White
MPC-10
Premier Beverage
Lake
Premier Parkway
MPC Phase IV A
30 acres
Commerce Parkway
MPC 7
MPC 3
Quest Diagnostics
Lake
MPC - 18
Stanley/ Black & Decker
MPC - 21
MPC 27
Exit 43
RED ROAD (S.R. 820)
To Flamingo Road Conn.
FLORIDA'S TURNPIKE EXTENSION (S.R. 821)
Exit 42 from Homestead

Exhibit "A"
Page 1 of 3

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

Page 2: Site Plan of the Building identifying the Premises and Truckyard

CORPORATE WAY
NORTH COMMERCE PARKWAY
EXISTING MDC 203
DOCK-HEIGHT
19' CLEAR
73,567 S.F.
M.S.F.E. 10.50
TRASH COMPACTORS
TO BE INSTALLED
AT THE TIME OF TENANT
INTERIOR "BUILD-OUTS".
THE TOTAL TRASH CAPACITY
SHALL MEET THE MINIMUM
OF 3,267 LBS/DAY PER 5-182
OF THE BROWARD COUNTY
LAND DEVELOPMENT CODE.
The "Premises"
The "Truckyard"
127'
49'
= The "Building"

Exhibit "A"

Page 2 of 3

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

Page 3: Floor Plan of the Existing Premises

Floor Plan of the Existing Premises

Exhibit "A"

Page 3 of 3

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

Exhibit “B”

Hazardous Materials Standard for the Miramar Park of Commerce

(pdf attached)

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

Exhibit “C”

<Intentionally Deleted>

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

Exhibit “D”

Page 1: Above-Door Sign Standard
(pdf attached)

Page 2: Ground-Mounted Sign Standard
(pdf attached)

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

Exhibit “E”

Current Certificates of Occupancy for the Premises

(pdf attached)

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

Exhibit “F”

personal property subject to possible removal from the Premises

•	Furniture

•	Cabinetry

•	Phone and data wiring

•	Phone Switch

•	Fire Alarm System

•	Security System

•	Computers and other equipment that is not attached to the Premises

•	Shelving

•	Racks

•	Scissor gates at overhead doors

•	Dock lights at overhead doors

•	Generator and fuel tank(s)

•	UPS and other backup power systems

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit 10.15

Exhibit “G”

Exclusives of Other Lessees and Owners
at Miramar Park of Commerce

The Premises shall not be used by Lessee or any sublessee, assignee or other successor in interest to Lessee as a culinary school.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.